Exhibit 99.1

IIOT-OXYS, Inc. Provides SEC Form 10-Q Filing Update

CAMBRIDGE, MA / ACCESSWIRE / September 1, 2020 / IIOT-OXYS, Inc. (OTC PINK: ITOX) announced an update on their Quarterly Report on Form 10-Q filing for the period ended June 30, 2020. Cliff Emmons, CEO of IIOT-OXYS, Inc. stated, “IIOT-OXYS, Inc. is committed to keeping its shareholders well informed on the company’s SEC filings, specifically the filing of the Quarterly Report on Form 10-Q for the period ended June 30, 2020.”

Due to circumstances stemming from the complexities pertaining to the financial statements for the quarter, leadership, legal, accounting, and audit teams determined that the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 would be delayed beyond the current deadline. Mr. Emmons stated, “While our team originally targeted mid to late August to file, we’ve determined that additional time is required to complete our filing. Our new adjusted target is mid to late September to file. Our team is committed to doing everything it can to file as early as possible.”

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

About Us

IIOT-OXYS, Inc. is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally-Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com

CONTACT:

Clifford L. Emmons
CEO
IIOT-OXYS, Inc.
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.